EXHIBIT 5


                                  July 24, 2001


                                                               (336) 271-3123

                                                               E-mail address
                                                     rsinger@brookspierce.com


FNB Financial Services Corporation
202 South Main Street
Reidsville, North Carolina 27320

Ladies and Gentlemen:

     As counsel for FNB Financial Services Corporation (the "Corporation"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 500,000 additional shares of its common stock, $1.00 par value (the "Common Stock"), pursuant to the Corporation's Omnibus Equity Compensation Plan (the "Plan"). These securities are the subject of the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (333-67365) to be filed by the Corporation with the Securities and Exchange Commission (the "Amendment No. 1") under the Securities Act of 1933, as amended (the "1933 Act"), to which this opinion is to be attached as an exhibit.

     As counsel to the Corporation, we have examined originals or copies of its Articles of Incorporation and Bylaws, each as amended, its minute book, and certain certificates and written statements of officers of the Corporation, certain certificates of public officials, and such other documents and records of the Corporation as we have deemed necessary for the purpose of giving the opinion hereinafter expressed. Based on such examinations, it is our opinion that the shares of Common Stock of the Company that are being registered pursuant to Amendment No. 1 may be legally issued in accordance with the Corporation's Articles of Incorporation and Bylaws, each as amended, and when so issued and duly delivered against payment therefor pursuant to the Plan as described in Amendment No. 1 (by incorporation by reference of the Registration Statement which it amends), such shares will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933 Act.

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     This opinion is limited to the laws of the State of North Carolina,  and no opinion is expressed as to the laws of any other jurisdiction.

     Our opinion is as of the date hereof, and we do not undertake to advise the Corporation of matters that might come to our attention subsequent to the date hereof that may affect our legal opinion expressed herein.


                                          Sincerely,

                                          BROOKS, PIERCE, McLENDON,
                                            HUMPHREY & LEONARD, L.L.P.


                                          By: /s/ Robert A. Singer
                                             ----------------------------
                                                  Robert A. Singer